Trilliant Exploration Corporation 8-K

Exhibit 99.1

TRILLIANT EXPLORATION SIGNS AGREMENT TO ACQUIREMEXICAN GOLD AND SILVER OPERATION

Fairfields Gold S.A. To Mine High Grade Gold and Silver Deposits

NEW YORK, NY, June 10, 2010 (MARKETWIRE via COMTEX) – Trilliant Exploration Inc. (OTC: TTXP) announced today that it has signed a Letter of Intent to acquire Fairfields Gold S.A. DE C.V. of Mexico.  Fairfields Gold is currently in exploration stage on a large scale Gold and Silver deposit in central Mexico.

"We are very excited about the signing of the Letter of Intent. The Fairfields project has solid proven returns and we look forward to developing the prospect in conjunction with Fairfields.” commented Mr. Jeffrey Sternberg, President of Trilliant Exploration.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and such Forward Looking Statements are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to the viability of the company's business plans, the effect of acquisitions on our profitability, the effectiveness, profitability, and the marketability of the Company's products; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; and other risks detailed in the Company's filings with the Securities and Exchange Commission.

These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward-looking statements are reasonable, management cannot assure the public that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

THE TRANSACTION IS STILL SUBJECT TO FURTHER DUE DILIGENCE AND THE EXECUTION OF FINAL FORMALIZED AND EXECUTED DOCUMENTS.

Contact: Jeffrey Sternberg, President
Phone:   786 323 1650